UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
TIME WARNER CABLE INC.
TIME WARNER ENTERTAINMENT COMPANY, L.P.
TW NY CABLE HOLDING INC.
(Exact name of registrant as specified in its charter)

Delaware Delaware Delaware	84-1496755 13-3666692 20-2819687

(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

60 Columbus Circle
New York, New York	10023

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
5 3/4% Senior Notes due 2031	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates (if applicable): 333-173760
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The securities to be registered hereby are the 5 3/4% Senior Notes due 2031 (the “Debt Securities”) of Time Warner Cable Inc. (the “Company”). For a description of the Debt Securities, reference is made to: (i) the information set forth under the heading “Description of the Debt Securities and the Guarantees” in the Prospectus, dated April 28, 2011, included in the Company’s Registration Statement on Form S-3 (File No. 333-173760) under the Securities Act of 1933, as amended (the “Securities Act”), as filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2011 (the “Registration Statement”) and (ii) the information set forth under the heading “Description of the Notes” in the Company’s Prospectus Supplement, dated May 19, 2011, pursuant to Rule 424(b) under the Securities Act, as filed with the SEC on May 19, 2011, each of which is incorporated by reference herein.
Item 2. Exhibits.
1.1	Indenture, dated April 9, 2007 among the Company, Time Warner Entertainment Company, L.P., TW NY Cable Holding Inc. and The Bank of New York Mellon, as trustee, as supplemented by the first supplemental indenture, dated as of April 9, 2007 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated April 4, 2007 and filed on April 9, 2007 (File No. 001-33335)).

1.2	Resolutions of the Offering Committee of the Company, pursuant to Section 2.02 of the Indenture setting forth the terms of the Debt Securities and form of Debt Security attached as Exhibit A thereto.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.
Date: May 20, 2011

TIME WARNER CABLE INC.
TIME WARNER ENTERTAINMENT COMPANY, L.P.
TW NY CABLE HOLDING INC.
By:	/s/ Robert D. Marcus
	Name:	Robert D. Marcus
	Title:	President and Chief Operating Officer; Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Indenture, dated April 9, 2007 among the Company, Time Warner Entertainment Company, L.P., TW NY Cable Holding Inc. and The Bank of New York Mellon, as trustee, as supplemented by the first supplemental indenture, dated as of April 9, 2007 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated April 4, 2007 and filed on April 9, 2007 (File No. 001-33335)).

1.2	Resolutions of the Offering Committee of the Company, pursuant to Section 2.02 of the Indenture setting forth the terms of the Debt Securities and form of Debt Security attached as Exhibit A thereto.